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                                                                    EXHIBIT 23.2


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-03339 Amendment No. 1) and related prospectus of Atmos Energy Corporation for the registraton of 313,411 shares of its common stock and to the incorporation by reference therein of our report dated November 4, 1996, with respect to the consolidated financial statements of Atmos Energy Corporation included in its Form 10-K for the year ended
September 30, 1996, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP

Dallas, Texas
November 13, 1996